Exhibit 99.1

Aroma Espresso Bar, the Largest Coffee Chain in Israel with branches in the US and Canada, has Chosen Dangot (omniQ’s subsidiary) to Provide its Self-Service Kiosks – a Market Expected to Reach $30.8 Billion by 2024

SALT LAKE CITY — omniQ Corp. (OTCQB: OMQS) (“omniQ “ or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to the Supply Chain Automation, Traffic Management, Public Safety and Safe City markets, and majority owner of Dangot, announced today that Aroma Espresso Bar (Aroma), the largest coffee chain in Israel with branches in the US, Canada and other countries, has chosen Dangot to provide its self-service kiosks. According to a Forbes article titled “Self-Order Kiosks Are Finally Having A Moment In The Fast Food Space”, written by Alicia Kelso (1), it is predicted that the self-service kiosk market will reach $30.8 billion by 2024.

Aroma is an Israeli espresso and coffee chain with 200 branches around the country, in the United States, Canada, and in Europe.

By the end of the 2021, approx. 120 Dangot’s Self Ordering kiosks will be installed in Aroma Israeli branches, with the expectation to install 250 of the Kiosks in total, by the end of 2022.

Dangot’s self-order kiosks are integrated with advanced computing as well as EMV smart payment systems. EMV— developed and managed by American Express, Discover, JCB, Mastercard, UnionPay, and Visa — is a global standard for credit cards that uses computer chips to authenticate (and secure) chip-card transactions. The DORIX software house incorporates smart software at the kiosks that enhances the customer experience and enables fast ordering.

Shai Lustgarten, CEO of OMNIQ commented, “We’re thrilled to be working with Aroma. Dangot’s innovative product offerings continued to be adopted in its home market of Israel, and are also a fit for OMNIQ’s target markets. We look forward to leveraging Dangot’s success globally, and leveraging our strong sales team to penetrate the US market, and capture more and more of the anticipated $30 billion smart kiosk market.”

Haim Dangot, President of Dangot Computers Ltd, commented: “Dangot’s self-order kiosk business has seen considerable growth over the past 2 years. As a result of Covid-19 restrictions, forcing more and more food chains and hospitality venues to adopt self-order solutions to accommodate their customers and shift more orders to be automated, also resulting in better up sales through automated orders and the ability to reduce cashiers and waiting staff. “

About omniQ Corp.

omniQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

omniQ recently announced the closing of its acquisition of 51% of the capital stock of Dangot. omniQ has an option to purchase the remaining 49% of the capital stock. Dangot is an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

(1)	https://www.forbes.com/sites/aliciakelso/2019/07/30/self-order-kiosks-are- finally-having-a-moment-in-the-fast-food-space/?sh=647558514275